Exhibit 99.1
Except as otherwise indicated and unless the context otherwise requires, the terms “Virgin Galactic,” the “Company,” “we,” “our,” or “us” refer to Virgin Galactic Holdings, Inc. and its consolidated subsidiaries.
Cautionary Note Regarding Forward-Looking Statements
The following contains forward-looking statements. All statements other than statements of historical facts are forward-looking statements. Words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast”, “future”, “intend,” “may,” “might”, “opportunity”, “plan,” “possible”, “potential,” “predict,” “project,” “should,” “strategy”, “strive”, “target,” “will,” or “would”, including their antonyms or other similar terms or expressions may identify forward-looking statements. The absence of these words does not mean that a statement is not forward-looking.
Forward-looking statements may include, for example, statements about:
•any delay in completing the flight test program and final development of our spaceflight system, which is comprised of our SpaceShipTwo Spaceship, VSS Unity, and our mothership carrier aircraft, VMS Eve;
•our ability to operate our spaceflight system after commercial launch;
•the impact of the COVID-19 pandemic on us, our operations, our future financial or operational results, and our access to additional financing;
•the safety of our spaceflight systems;
•our ability to convert our backlog or inbound inquiries into revenue;
•our ability to conduct test flights;
•our anticipated full passenger capacity; and
•delay in development or the manufacture of spaceflight systems.
We caution you that the foregoing list may not contain all of the forward-looking statements made below. For details concerning the material risks and uncertainties we face, see the heading “Risk Factors” contained herein, as well as Amendment No. 2 to our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. These forward-looking statements are based on information available as of the date of this report and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.
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Exhibit 99.1
Overview
We are pioneering human spaceflight for private individuals and researchers, as well as a manufacturer of advanced air and space vehicles. Using our proprietary and reusable technologies and supported by a distinctive, Virgin-branded customer experience, we are developing a spaceflight system designed to offer customers, whom we refer to as "future astronauts," a unique, multi-day, transformative experience. This culminates in a spaceflight that includes views of Earth from space and several minutes of weightlessness that will launch from Spaceport America, New Mexico. We believe that one of the most exciting and significant opportunities of our time lies in the commercial exploration of space and the development of technology that will change the way we travel across the globe in the future. Together we are opening access to space to change the world for good.
Our primary mission is to launch the commercial program for human spaceflight. In December 2018, we made history by flying our groundbreaking spaceship, VSS Unity, to space. This represented the first flight of a spaceflight system built for commercial service to take humans into space. In February 2019, we flew our second spaceflight with VSS Unity, which carried a crew member in the cabin in addition to the two pilots. After relocating our operations to Spaceport America, we have flown an additional two spaceflights in May and July of 2021. The May flight carried revenue-generating research experiments as part of NASA’s Flight Opportunities Program. This is the third time Virgin Galactic has flown technology experiments in the cabin on a spaceflight. This flight also completed the data submission to the Federal Aviation Administration (“FAA”) resulting in the approval for the expansion of our commercial space transportation operator license to allow for the carriage of space flight participants. This marked the first time the FAA licensed a spaceline to fly customers and was further validation of the inherent safety of our system.
Our July flight was the 22nd flight of VSS Unity, the fourth rocket powered spaceflight and the first spaceflight with a full crew of four mission specialists in the cabin, including our Founder, Sir Richard Branson. We have since re-opened ticket sales and received over 60,000 flight inquiries. We expect to commence conducting private astronaut spaceflights in the fourth quarter of 2022.
We have developed an extensive set of integrated aerospace development capabilities encompassing preliminary vehicle design and analysis, detail design, manufacturing, ground testing, flight testing, and maintenance of our spaceflight system. Our spaceflight system consists of two primary components: our carrier aircraft, the mothership, and our spaceship.
The spaceship is a vehicle with the capacity to carry pilots and private astronauts, research experiments or researchers that travel with their experiments for human tended research flights, into space and return them safely to Earth. It is powered by a hybrid rocket propulsion system, which propels the spaceship on a trajectory into space. The hybrid rocket motor utilizes liquid oxidizer and solid fuel and is designed to be a simple, safe, reliable propulsion system for the spaceship. The spaceship’s cabin has been designed to maximize the future astronaut’s safety, experience and comfort. A dozen windows line the sides and ceiling of the spaceship, offering customers the ability to view the blackness of space as well as stunning views of the Earth below. Our mothership is a twin-fuselage, custom-built aircraft designed to carry the spaceship up to an altitude of approximately 45,000 feet where it is released for its flight into space. Using the mothership’s air launch capability, rather than a standard ground-launch, reduces the energy requirements of our spaceflight system as the spaceship does not have to ascend through the higher density atmosphere closest to the Earth’s surface as well as being a fully reusable spaceflight system.
Our team is currently in various stages of designing, testing and manufacturing additional spaceships and rocket motors in order to meet the expected demand for human spaceflight experiences. Our next generation spaceships will include the various learnings from our flight test program so we are able to design and manufacture our future

Exhibit 99.1
spaceships to allow for greater predictability, faster turnaround time and easier maintenance. Specifically, we have designed VSS Imagine, our second spaceship to operate on a two flights per month turnaround time, and our Delta Class spaceships are expected to operate on a turnaround time of one flight per week. Following the planned enhancements being made to VMS, we are expecting our mothership to fly up to 100 flights between major maintenance inspections, as opposed to ten flights currently. We expect to commence flight tests with VSS Imagine in the third quarter of 2022 in anticipation of conducting revenue-generating flights in 2023. With regards to fleet expansion, we are in the concept design phase for our Delta Class vehicles, and we are expecting to double our workforce to support our growth plans. Additionally, we are in advanced discussions with leading aerospace manufacturers for a strategic partnership for the production of our next gen mothership, and also in negotiations to lease a new assembly facility for our Delta class vehicle. As we continue to build out our fleet and facilities, our long term plan is to develop multiple new spaceports around the world, with the goal of operating eight to twelve spaceships and two to three motherships per spaceport, and conducting 400 flights per year per spaceport. Concurrently, we are also researching and developing new products and technologies to grow our company.
Our operations also include spaceflight opportunities for research and technology development. Prior to Virgin Galactic’s offering, researchers have utilized parabolic aircraft and drop towers to create moments of microgravity and conduct significant research activities related to the space environment. In most cases, these solutions offer only seconds of continuous microgravity time and do not offer access to the upper atmosphere or space itself. Researchers can also conduct experiments on sounding rockets or satellites. These opportunities are expensive, infrequent and may impose highly limiting operational constraints. VSS Unity is intended to provide the scientific research community access to space for affordable and repeatable high-quality microgravity. Our suborbital platform is an end-to-end offering, which includes not only our vehicles, but also the hardware along with the processes and facilities needed for a successful campaign. The platform offers a routine, reliable and responsive service allowing for experiments to be repeated rapidly and frequently and with the opportunity to be tended in-flight by one or more researchers. This capability will enable scientific experiments as well as educational and research programs to be carried out by a broader range of individuals, organizations and institutions than ever before. Our commitment to advancing research and science has been present in all of our spaceflights to date. Most recently, in May, we carried payloads into space for research purposes as part of our contract with NASA under its Flight Opportunities Program, and our July flight included research payloads from the University of Florida.
We have also leveraged our knowledge and expertise in manufacturing spaceships to occasionally perform engineering services, such as research, design, development, manufacturing and integration of advanced technology systems.
Preliminary Financial Results as of December 31, 2021 and for the Three Months Ended December 31, 2021
Set forth below are certain preliminary financial expectations as of and for the three months ended December 31, 2021. These preliminary results represent our estimates, which are based only on currently available information and do not present all necessary information for an understanding of our financial condition as of December 31, 2021 or our cash flows or results of operations for the three months of the year ended December 31, 2021. This financial information has been prepared by and is the responsibility of our management. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary financial data or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto. We expect to complete our audited financial statements for the year ended December 31, 2021 subsequent to the completion of this offering. While we are currently unaware of any items that would require us to make adjustments to the financial information set forth below, it is possible that we or our independent registered public accounting firm may identify such items as we complete our audited financial statements and any resulting changes could be material. Accordingly, undue reliance should not be placed on these preliminary estimates.

Exhibit 99.1
We estimate that:
•cash and cash equivalents, marketable securities and restricted cash was approximately $933 million as of December 31, 2021;
•net cash used in operating activities for the three months ended December 31, 2021 was between $62 million and $67 million, compared to $70.1 million for the three months ended December 31, 2020; and
•free cash flow for the three months ended December 31, 2021 was between ($65 million) and ($70 million), compared to ($73.6 million) for the three months ended December 31, 2020.
Free cash flow for the three months ended December 31, 2021 was favorably impacted by labor efficiencies and the shift of non-critical path work from the quarter ended December 31, 2021 to early 2022.
Free cash flow is a financial measure that is not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that our management uses to assess our performance. We define free cash flow as net cash used in operating activities plus capital expenditures. Free cash flow is not a substitute for, or superior to, measures prepared in accordance with GAAP and should not be construed as an alternative to any liquidity measure derived in accordance with GAAP. The measure could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries.
A reconciliation of free cash flow to net cash used in operating activities for the three months ended December 31, 2021 and 2020 is set forth below:

	Three Months Ended
(amounts in millions)	December 31, 2021 (estimated range)	December 31, 2020 (actual)
Net cash used in operating activities	($62) – ($67)	($70.1)
Capital expenditures	($1) – ($3)	($3.5)
Free cash flow	($65) – ($70)	($73.6)

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